Exhibit 10.10

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of August 2, 2018, by the parties identified on Schedule A (each a “Pledgor” and collectively the “Pledgors”) for the benefit of Grushko & Mittman, P.C. (“Pledgee”), as Pledgee acting on behalf of the Holders (as defined below);

WITNESSETH:

WHEREAS, GT Biopharma, Inc., a Delaware corporation (the “Company”) issued Convertible Notes on or about the date of this agreement, in the original aggregate principal amount of $6,982,358.62 (the “Notes”) to various holders of the Notes (the “Holders”) as set forth on Schedule B in consideration of loans made to the Company by the Holders (“Loans”), and the Pledgors have agreed to secure the Company’s obligations under the Notes by granting to the Holders a security interest in the shares of the Company (the “Shares”) as set forth on Schedule A;

WHEREAS, the Holders and Pledgee agree and acknowledge that Pledgee shall accept the Pledged Securities (as defined in Paragraph 3(a) of this Agreement) on behalf of the Holders to facilitate delivery and shall also act as Collateral Agent for the Holders, and Pledgee acknowledges that it is accepting the Pledged Securities on behalf of the Holders;

WHEREAS, Pledgors are affiliates of the Company and will have significant benefit from the Loans;

NOW, THEREFORE, in consideration of the Loans made and to be made by Holders and the promises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

The following terms shall have the following meanings wherever used in this Agreement:

a) “Event of Default” shall have the meaning given thereto in the Notes.

b) “Common Stock” means the common stock of the Company, $0.001 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

c) “Conversion Price” shall have the meaning set forth in the Notes.

d) “Conversion Shares” shall mean shares of Common Stock acquired upon conversion of the Notes.

e)  “Holder Majority” shall mean Holders holding a majority of the then outstanding principal amount of the Notes.

f) “Maturity Date” shall have the meaning given thereto in the Notes.

g) “Obligations” shall mean an amount equal to (i) 150% of all principal and interest and other payments which may be due and payable under this Agreement or the Notes on the Maturity Date; and (ii) 125% of the aggregate Conversion Price at which Conversion Shares are acquired prior to the Maturity Date less the proceeds of any sales of such Conversion Shares prior to the Maturity Date, calculated separately for each Conversion Share (e.g. if a Holder acquires 1,000 shares with a per share Conversion Price of $2.00, the Obligations on such shares shall be $2,500. If such Holder sells such shares for $1,900 the remaining Obligation would be $600. If such Holder sells such shares for $2,500, or more, the Obligation on such Shares would be satisfied.). For the purposes of calculating the Obligations pursuant to part (ii) of the previous sentence, any Conversion Shares held on the Maturity Date will be valued as if sold at the VWAP on the Maturity Date.

h) “Satisfaction Date” shall mean that date on which all the Obligations have been paid or otherwise satisfied in full.

i) “Trading Market” means any of the following markets, quotation services, or exchanges: the NYSE MKT LLC, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board, OTCQB, or the OTCQX (or any successors to any of the foregoing).

j) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if any of the NASDAQ markets or exchanges is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported on the OTCQX, OTCQB or OTC Pink Marketplace maintained by the OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the volume weighted average price of the Common Stock on the first such facility (or a similar organization or agency succeeding to its functions of reporting prices), or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Pledgee.

2. [Reserved].

3. Pledge of the Pledged Securities/Additional Deposits.

(a) As security for the due and timely payment of the Obligations, each Pledgor hereby, pledges to the Pledgee, and grants to the Pledgee a first priority lien and security interest in its portion of the Shares (as same are constituted from time to time), together with all cash dividends, stock dividends, interest, profits, premiums, redemptions, warrants, subscription rights, options, substitutions, exchanges and other distributions now or hereafter made on the Shares and all cash and non-cash proceeds thereof(collectively, the “Distributions”), until the Satisfaction Date. The Shares and all property at any time pledged to the Pledgee hereunder or in which the Pledgee is granted a security interest (whether described herein or not) and all income therefrom and proceeds thereof are herein collectively called the “Pledged Securities”. Pledgee’s receipt of, or entitlement to, the Distributions shall not increase the amount of the Obligations due to the Holders.

(b) In furtherance of the pledge hereunder, within 30 days after the Closing Date (as defined in the Notes), each Pledgor will deliver to the Pledgee the certificates representing all of the Pledged Securities, each of which now remains in the name of the Pledgors and is accompanied by appropriate undated medallion guaranteed stock powers duly endorsed in blank by the Pledgors.

(c)           If, while this Agreement is in effect, a Pledgor becomes entitled to receive or receives any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for, any Pledged Securities or otherwise, the Pledgor agrees to accept the same as agent for the Pledgee, to hold the same in trust on behalf of and for the benefit of the Pledgee, and upon request from Pledgee, deliver the same promptly upon receipt to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid on or in respect of the Pledged Securities on the liquidation or dissolution of the Company shall be paid over to the Pledgee, to be held by the Pledgee, subject to the terms and conditions hereof, as additional collateral security for the Obligations.

4. Retention of the Pledged Securities.

(a) Except as otherwise provided herein, the Pledgee shall have no obligation with respect to the Pledged Securities, except to use reasonable care in the custody and preservation thereof, to the extent required by law.

(b) The Pledgee shall hold the Pledged Securities in the form in which same are delivered herewith, unless and until there shall occur an Event of Default.

5. Rights of the Pledgors. Throughout the term of this Agreement, so long as no Event of Default has occurred and is continuing, the Pledgors shall have the right to vote the Pledged Securities in all matters presented to the stockholders of the Company for vote thereon and to receive the Distributions, except in a manner inconsistent with the terms of this Agreement.

6. Event of Default; Power of Attorney.

(a) Upon the occurrence and during the continuance of any Event of Default, the Pledgee shall have the right, subject to the Beneficial Ownership Limitation, to: (i) exercise all voting and corporate rights of, and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to, any Pledged Securities as if the Pledgee was the absolute owner thereof, including (without limitation) the right to exchange, at its discretion, any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Company or upon the exercise by the Holders or the Pledgee of any right, privilege or option pertaining to any of the Pledged Securities and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee, depository, transfer agent, registrar or other designated agency on such terms and conditions as the Pledgee may determine, all without liability except to account for property actually received by it; (ii) apply any funds or other property received in respect of the Pledged Securities to the Obligations, and receive in its own name any and all further distributions which may be paid in respect of the Pledged Securities, all of which shall, upon receipt by the Pledgee, be applied to the Obligations; (iii) transfer all or any portion of the Pledged Securities (as determined by the Pledgee in its discretion) on the books of the Company to and in the name of the Pledgee or such other person or persons as the Pledgee may designate; (iv) effect any sale, transfer or disposition of all or any portion of the Pledged Securities and in furtherance thereof, take possession of and endorse any and all checks, drafts, bills of exchange, money orders or other documents and instruments received on account of the Pledged Securities; (v) collect, sue for and give acquittance for any money due on account of any of the foregoing; and (vi) take any and all other action contemplated by this Agreement, or as otherwise permitted by law, or as the Pledgee may reasonably deem necessary or appropriate, in order to accomplish the purposes of this Agreement. Nothing in this Agreement, and notwithstanding any remedy described herein, shall entitle the Pledgees to receipt of any amount which exceeds the total amount due for the Obligations. To the extent Pledgees, in liquidating the Pledged Securities receive any amount in excess of that owed pursuant to the Obligations, it shall be paid to and returned to the Pledgors pro rata with respect to the shares which have been taken by the Pledgees.

(b) In furtherance of the foregoing powers of the Pledgee, the Pledgors hereby authorizes and appoints the Pledgee, with full powers of substitution, as the true and lawful attorney-in-fact of the Pledgors, in his name, place and stead, to take any and all such action as the Pledgee, in its sole discretion, may deem necessary or appropriate in furtherance of the exercise of the aforesaid powers. Such power of attorney shall be coupled with an interest and shall be irrevocable until the Satisfaction Date. Without limitation of the foregoing, such power of attorney shall not in any manner be affected or impaired by reason of any act of the Pledgors or by operation of law. Nothing herein contained, however, shall be deemed to require or impose any duty upon the Pledgee to exercise any of the rights or powers granted herein.

(c) The foregoing rights and powers granted to the Pledgee, and the foregoing power of attorney, shall be fully binding upon any person who may acquire any beneficial interest in any of the Pledged Securities or any other property held or received by the Pledgee hereunder.

7. Foreclosure; Sale of Pledged Securities.

(a)           Without limitation of Section 6 above, in the event that the Pledgee shall make any sale or other disposition of any or all of the Pledged Securities following an Event of Default, the Pledgee may, subject to Beneficial Ownership Limitation, also:

(i)           assign all or any portion of the Pledged Securities to the Holders pro rata to the then outstanding principle amount of the Notes. The Pledged Securities will be valued based on the VWAP of the Shares on the Maturity Date.

(ii)           offer and sell all or any portion of the Pledged Securities publicly through a registered broker-dealer, or by means of a private placement restricting the offer or sale to a limited number of prospective purchasers who meet such suitability standards as the Pledgee and its counsel may deem appropriate, and who may be required to represent that they are purchasing Pledged Securities for investment and not with a view to distribution;

(iii)           sell any or all of the Pledged Securities upon credit or for future delivery, without being in any way liable for failure of the purchaser to pay for the subject Pledged Securities; and

(iv)            receive and collect the net proceeds of any sale or other disposition of any Pledged Securities and apply same in such order and to such of the Obligations (including the customary costs and expenses of the sale or disposition of the Pledged Securities) as the Pledgee may, in its absolute discretion, deem appropriate, with the excess of any amount received which is over the amount owed pursuant to the Obligations paid to the Pledgors in the same proportion as Pledgees have received their Pledged Securities.

(b)           Upon any sale of any of the Pledged Securities in accordance with this Agreement, the Pledgee shall have the right to assign, transfer and deliver the subject Pledged Securities to the purchaser(s) thereof, and each such purchaser shall be entitled to hold such Pledged Securities absolutely free from any right or claim of the Pledgors and/or any other person claiming any beneficial interest in the Pledged Securities, including any equity of redemption (which right and all other such rights are hereby waived by the Pledgors to the fullest extent permitted by law).

(c)           Following the occurrence and during the existence of an Event of Default, Pledgors will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Pledged Securities.

(d)           Nothing herein contained shall be deemed to require the Pledgee to affect any sale or disposition of any Pledged Securities at any time, or to consummate any proposed public or private sale at the time and place at which same was initially called. It is the intention of the parties hereto that the Pledgee shall, subject to any further conditions imposed by this Agreement, at all times following the occurrence of an Event of Default, have the right to use or deal with the Pledged Securities as if the Pledgee were the outright owner thereof, and to exercise any and all rights and remedies, as a secured party in possession of collateral or otherwise, under any and all provisions of law. Provided, however, that all sale proceeds of the Pledged Securities shall be credited against the Obligations, and if Pledgees do not sell or dispose of the Pledged Securities within three (3) months of foreclosing on Pledgees’ lien, then Pledgors shall be credited with an amount equal to the greater of the VWAP on the (i) date of Pledgees foreclose on the Pledged Securities, (ii) on the date of an Event of Default or (iii) the Maturity Date. Each Pledgor shall receive its pro rata share of the credit.

(e)           The Pledgee may take action and exercise rights in connection with any portion of the Pledged Securities regardless of the proportion in which any Pledgor has provided Pledged Securities.

8. Covenants, Representations and Warranties. In connection with the transactions contemplated by this Agreement, and knowing that the Pledgee is and shall be relying hereon, each Pledgor hereby covenants, represents and warrants that:

(a) Such pledgor’s portion of the Pledged Securities has been and will be duly and validly issued, is and will be fully paid and non-assessable, and is and will be owned by such Pledgor free and clear of any and all restrictions, pledges, liens, encumbrances or other security interests of any kind, save and except for the pledge to the Pledgee pursuant to this Agreement;

(b) there are and will be no options, warrants or other rights in respect of the sale, transfer or other disposition of any of such Pledgor’s portion of the Pledged Securities by such Pledgor, and such Pledgor has the absolute right to pledge its portion of the Pledged Securities hereunder without the necessity of any consent of any Person;

(c) neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of this Agreement by such Pledgor, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, or other agreement or instrument to which such Pledgor is a party or by which such Pledgor is bound, or (ii) any provision of law, any order of any court or administrative agency, or any rule or regulation applicable to such Pledgor;

(d) this Agreement has been duly executed and delivered by such Pledgor, and constitutes the legal, valid and binding obligation of such Pledgor, enforceable against such Pledgor in accordance with its terms;

(e) there are no actions, suits or proceedings pending or threatened against or affecting such Pledgor that involve or relate to the Pledged Securities; and

(f)           upon execution of this Agreement by such Pledgor, the Pledgee shall have the senior security interest in such Pledgor’s portion of the Pledged Securities.

9. UCC Filings. Pledgors hereby grant to Pledgee the right and authority to file an UCC Financing Statement any state to memorialize the security interest herein granted.

10. Return of the Pledged Securities. To the extent that the Pledgee shall not previously have taken, acquired, sold, transferred, disposed of or otherwise realized value on the Pledged Securities in accordance with this Agreement, at the Satisfaction Date, any security interest in the Pledged Securities shall automatically terminate, cease to exist and be released, and the Pledgee shall forthwith return the Pledged Securities to the relevant Pledgor and Pledgors may file any releases of Pledgee’s security interest in the Pledged Securities as required. In addition, Pledgees agree they will take, acquire, sell, transfer and dispose of only so many of the Pledged Securities which are necessary to fully pay the Obligations, with the security interest granted by this Agreement immediately, and with no further action required to be taken by either party, being released, cancelled and satisfied.

11. Expenses of the Pledgee. All expenses incurred by the Pledgee (including but not limited to reasonable attorneys’ fees) in connection with any actual or attempted sale or other disposition of Pledged Securities hereunder shall be reimbursed to the Pledgee by the Pledgors on demand, or, at the Pledgee’s option, such expenses may be added to the Obligations and shall be payable on demand.

12. Further Assurances. From time to time hereafter, each party shall take any and all such further action and shall execute and deliver any and all such further documents and/or instruments, as any other party may request in order to accomplish the purposes of and fulfill the parties’ obligations under this Agreement, in order to enable the Pledgee to exercise any of its rights hereunder, and/or in order to secure more fully the Pledgee’s interest in the Pledged Securities.

13. Collateral Agent. The Holders hereby appoint Pledgee to act as their agent (“Collateral Agent”) for purposes of exercising any and all rights and remedies of the Pledgee or Holders hereunder. Such appointment shall continue until revoked in writing by a Holder Majority, at which time a Holder Majority shall appoint a new Collateral Agent. The Collateral Agent shall have the rights, responsibilities and immunities set forth in Annex C hereto.

14. Company Undertaking. The Company consents to the transactions contemplated by this Agreement. The Company hereby undertakes to take all steps necessary or convenient to allow the Pledgee and Holders to exercise their rights under this Agreement including providing any opinions necessary to transfer any portion of the Pledged Securities including, if permissible under the securities laws, acknowledging any tacking of the Pledgors’ holding periods of the Pledged Securities to the holding periods of the Pledgee and Holders.

15. Transfer Limitations. The Company shall not affect any transfer of the Shares, and the Pledgee and Holders shall not have the right to acquire any portion of the Shares, to the extent that after giving effect to such transfer, the Pledgee or Holder (together with such Party’s affiliates, and any persons acting as a group together with such Party or any of such Party’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by a Party and its affiliates shall include the number of shares of Common Stock issuable upon transfer of the Shares with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are transferable upon (i) transfer of the remaining, untransferred Shares and (ii) exercise or sale of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on sale or exercise analogous to the limitation contained herein (including, without limitation, any other Common Stock, notes, warrants, or other convertible security) beneficially owned by such Party or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this paragraph applies, the determination of whether the Shares are transferable (in relation to other securities owned by a Holder together with any affiliates) shall be in the sole discretion of each Holder, and the submission of a notice to transfer or accept any portion of the Shares shall be deemed to be such Party’s determination of whether such Shares may be transferred (in relation to other securities owned by such Party together with any affiliates), in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Pledgee will be deemed to represent to the Company each time it delivers a notice to transfer any of the Shares that such notice has not violated the restrictions set forth in this paragraph and the Pledgors and Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this section, in determining the number of outstanding shares of Common Stock, the Parties may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by Company, or (iii) a more recent written notice by Company or Company’s transfer agent setting forth the number of shares of Common Stock outstanding. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the transfer of shares of Common Stock pursuant to this Agreement. The Pledgee or any Holder may decrease the Beneficial Ownership Limitation, as to such Party, at any time and the Pledgee or any Holder, upon not less than 61 days’ prior notice to Pledgors and the Company, and, if the Beneficial Ownership Limitation was previously decreased, Pledgee or Holder may increase the Beneficial Ownership Limitation provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the transfer of shares of Common Stock upon transfer of any Shares held by the Pledgors and the Beneficial Ownership Limitation provisions of this section shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Pledgors and Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this section to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation.

16. Miscellaneous

(a)           All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(i)
if to Pledgors to the address set forth on Schedule A, with a copy which shall not constitute notice to:

DLA Piper LLP
401 Congress Avenue, Suite 2500
Austin, Texas 78701-3799
Attn: Jenifer Renzenbrink Smith, Esq.
Email: jenifer.smith@dlapiper.com

(ii)           if to Pledgee to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attn: Eliezer Drew, Esq.
Email: eli@grushkomittman.com

With a copy which shall not constitute notice to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attn: Edward M. Grushko, Esq.
Email: ed@grushkomittman.com

(iii)           if the Company to:

GT Biopharma, Inc.
1825 K Street, Suite 510
Washington, D.C. 20006
Attn: Steven Weldon, CFO
Email: sww@gtbiopharma.com

With a copy which shall not constitute notice to:

DLA Piper LLP
401 Congress Avenue, Suite 2500
Austin, Texas 78701-3799
Attn: Jenifer Renzenbrink Smith, Esq.
Email: jenifer.smith@dlapiper.com

(iv)
if to the Holders to the address set forth on Schedule B, with a copy which shall not constitute notice to:

Grushko & Mittman, P.C.
515 Rockaway Avenue
Valley Stream, New York 11581
Attn: Edward M. Grushko, Esq.
Email: ed@grushkomittman.com

(b)           If any notice to Pledgors of the sale or other disposition of Pledged Securities is required by then applicable law, five (5) business days prior written notice (which Pledgors agree is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) to Pledgors of the time and place of any sale or transfer of Pledged Securities which Pledgors agree may be by private sale. The rights granted in this section are in addition to any and all rights available to Pledgee under the Uniform Commercial Code.

(c)           The laws of the State of New York including but not limited to Article 9 of the Uniform Commercial Code as in effect from time to time, shall govern the construction and enforcement of this Agreement and the rights and remedies of the parties hereto. The parties hereby consent to the exclusive jurisdiction of all courts sitting in the State and County of New York, in connection with any action or proceeding under or relating to this Agreement and waive trial by jury in any such action or proceeding.

(d)           This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The Pledgors shall not, however, assign any of his rights or obligations hereunder without the prior written consent of the Pledgee, and the Pledgee shall not assign its rights hereunder without simultaneously assigning its obligations hereunder to the subject assignee. Except as otherwise referred to herein, this Agreement, and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties relating to the specific subject matter hereof.

(e)           Neither any course of dealing between the Pledgors and the Pledgee nor any failure to exercise, or any delay in exercising, on the part of the Pledgee, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege operate as a waiver of any other exercise of such right, power or privilege or any other right, power or privilege.

(f)           The Pledgee’s rights and remedies, whether hereunder or pursuant to any other agreements or by law or in equity, shall be cumulative and may be exercised singly or concurrently.

(g)           No change, amendment, modification, waiver, assignment of rights or obligations, cancellation or discharge hereof, or of any part hereof, shall be valid unless the Pledgee shall have consented thereto in writing.

(h)           The captions and section headings in this Agreement are for convenience of reference only, and shall not in any way define, limit or describe the construction, terms or provisions of this Agreement.

(i)           This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or PDF email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

(j)           If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

PLEDGORS

Steven Weldon	Anthony Cataldo

Pledgor	Pledgor

Dr. Raymond Urbanski	Dr. Kathleen Clarence-Smith

Pledgor	Pledgor

Mark Silverman

Pledgor

PLEDGEE

Grushko & Mittman, P.C.

COMPANY

GT Biopharma, Inc.

By: Steven Weldo
Its: CFO

[Holders signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge Agreement on and as of the date first set forth above.

HOLDER

Name of Holder: _______________________________________________________________________

Signature of Authorized Signatory of Holder: ________________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

SCHEDULE A

Pledgor	Shares
Steven Weldon 100 South Ashley Drive, Suite 600 Tampa, FL 33602	2,566,835
Anthony Cataldo 100 South Ashley Drive, Suite 600 Tampa, FL 33602	5,143,036
Dr. Raymond Urbanski 100 South Ashley Drive, Suite 600 Tampa, FL 33602	1,528,898
Dr. Kathleen Clarence-Smith 100 South Ashley Drive, Suite 600 Tampa, FL 33602	8,505,633
Mark Silverman 100 South Ashley Drive, Suite 600 Tampa, FL 33602	8,172,079
Total	25,916,481

ANNEX C to STOCK PLEDGE AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Holders (all capitalized terms used herein and not otherwise defined shall have the respective meanings provided in the Stock Pledge to which this Annex C is attached (the “Agreement”), by their acceptance of the benefits of the Agreement, hereby designate Grushko & Mittman, P.C. (“Collateral Agent”) as the Collateral Agent to act as specified herein and in the Agreement. Each Holder shall be deemed irrevocably to authorize the Collateral Agent to take such action on its behalf under the provisions of the Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

2. Nature of Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in the Agreement. Neither the Collateral Agent nor any of its partners, members, shareholders, officers, directors, employees or agents shall be liable for any action taken or omitted by it as such under the Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by its or their gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of the Agreement or any other document a fiduciary relationship in respect of any Pledgor or any Holder; and nothing in the Agreement or any other document, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the Agreement or any other document except as expressly set forth herein and therein.

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Holder, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Holder’s investment in the Company, the creation and continuance of the Obligations, the transactions contemplated by the Notes, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company and its subsidiaries, and of the value of the Pledged Securities from time to time, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Collateral Agent shall not be responsible to the Company, any Pledgor or any Holder for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of the Agreement or any other document, or for the financial condition of the Company or Pledgors or the value of any of the Pledged Securities, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the Agreement or any other document, or the financial condition of the Pledgors, or the value of any of the Pledged Securities, or the existence or possible existence of any default or Event of Default under the Agreement, the Notes or any of the other documents.

4. Certain Rights of the Collateral Agent. The Collateral Agent shall have the right to take any action with respect to the Pledged Securities, on behalf of all of the Holders. To the extent practical, the Collateral Agent shall request instructions from the Holders with respect to any material act or action (including failure to act) in connection with the Agreement or any other document, and shall be entitled to act or refrain from acting in accordance with the instructions of Holders holding a Holder Majority; if such instructions are not provided despite the Collateral Agent’s request therefor, the Collateral Agent shall be entitled to refrain from such act or taking such action, and if such action is taken, shall be entitled to appropriate indemnification from the Holders in respect of actions to be taken by the Collateral Agent; and the Collateral Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Holder shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other document, and the Pledgors shall have no right to question or challenge the authority of, or the instructions given to, the Collateral Agent pursuant to the foregoing and (b) the Collateral Agent shall not be required to take any action which the Collateral Agent believes (i) could reasonably be expected to expose it to personal liability or (ii) is contrary to this Agreement, the Notes or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to the Agreement and any other documents and its duties thereunder, upon advice of counsel selected by it and upon all other matters pertaining to this Agreement and any other documents and its duties thereunder, upon advice of other experts selected by it. Anything to the contrary notwithstanding, the Collateral Agent shall have no obligation whatsoever to any Holder to assure that the Pledged Securities exists or are owned by the Pledgors or is cared for, protected or insured or that the liens granted pursuant to the Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

6. Indemnification. To the extent that the Collateral Agent is not reimbursed and indemnified by the Pledgors, the Holders will jointly and severally reimburse and indemnify the Collateral Agent, in proportion to their initially purchased respective principal amounts of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder or under the Agreement or any other document, or in any way relating to or arising out of the Agreement or any other document except for those determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction to have resulted solely from the Collateral Agent’s own gross negligence or willful misconduct. Prior to taking any action hereunder as Collateral Agent, the Collateral Agent may require each Holder to deposit with it sufficient sums as it determines in good faith is necessary to protect the Collateral Agent for costs and expenses associated with taking such action.

7. Resignation by the Collateral Agent.

(a)           The Collateral Agent may resign from the performance of all its functions and duties under the Agreement and any other documents at any time by giving 5 days’ prior written notice (as provided in the Agreement) to the Pledgors and the Holders. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clauses (b) and (c) below.

(b)           Upon any such notice of resignation, the Holders, acting by Holder Majority, shall appoint a successor Collateral Agent hereunder.

(c)           If a successor Collateral Agent shall not have been so appointed within said 5-day period, the Collateral Agent shall then appoint a successor Collateral Agent who shall serve as Collateral Agent until such time, if any, as the Holders appoint a successor Collateral Agent as provided above. If a successor Collateral Agent has not been appointed within such 5-day period, the Collateral Agent may petition any court of competent jurisdiction or may interplead the Company, Pledgors and the Holders in a proceeding for the appointment of a successor Collateral Agent, and all fees, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Pledgors on demand.

Rights with respect to Pledged Securities. Each Holder agrees with all other Holders and the Collateral Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Pledged Securities, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), or take or institute any action against the Collateral Agent or any of the other Holders in respect of the Pledged Securities or its rights hereunder (other than any such action arising from the breach of this Agreement) and (ii) that such Holder has no other rights with respect to the Pledged Securities other than as set forth in this Agreement and any other documents. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations under the Agreement. After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of the Agreement including this Annex C shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent.